     As filed with the Securities and Exchange Commission on December , 2001
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         FLEXTRONICS INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                SINGAPORE                                NOT APPLICABLE
      (State or Other Jurisdiction                      (I.R.S. Employer
    of Incorporation or Organization)                  Identification No.)

              36 ROBINSON ROAD #18-01, CITY HOUSE, SINGAPORE 06887
                    (Address of Principal Executive Offices)

                     REGISTRANT'S 2001 EQUITY INCENTIVE PLAN
                            (Full Title of the Plans)

                              MR. MICHAEL E. MARKS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         FLEXTRONICS INTERNATIONAL LTD.
                             36 ROBINSON ROAD #18-01
                           CITY HOUSE, SINGAPORE 06887
                                  (65) 269-8888
            (Name, Address and Telephone Number of Agent For Service)


                                   Copies to:

       TIMOTHY STEWART, ESQ.                   DAVID K. MICHAELS, ESQ.
   FLEXTRONICS INTERNATIONAL LTD.              CYNTHIA E. GARABEDIAN,
 C/O FLEXTRONICS INTERNATIONAL USA,                     ESQ.
                INC.                             FENWICK & WEST LLP
         2090 FORTUNE DRIVE                     TWO PALO ALTO SQUARE
         SAN JOSE, CA 95131                  PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

           TITLE OF                    AMOUNT       PROPOSED MAXIMUM          PROPOSED
          SECURITIES                   TO BE         OFFERING PRICE       MAXIMUM AGGREGATE         AMOUNT OF
       TO BE REGISTERED              REGISTERED        PER SHARE           OFFERING PRICE        REGISTRATION FEE
       ----------------              ----------     ----------------      -----------------      ----------------
Ordinary Shares, S$0.01 par value    7,000,000         $24.58  (1)         $172,060,000(1)          $41,122.34


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on December 19, 2001.


--------------------------------------------------------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

           (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements as of the fiscal years ended March 31, 2000 and 2001, and for the three fiscal years ended March 31, 2001;

           (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 and September 30, 2001, as amended, filed pursuant to Section 13(a) of the Exchange Act; and

           (c) the description of the Registrant's ordinary shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Article 155 of the Registrant's Articles of Association provides that, subject to the Singapore Companies Act, every director or other officer shall be entitled to be indemnified by Registrant against all liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Registrant and in which judgment is given in his favor, or the proceedings otherwise disposed of without finding or admission of any material breach of duty; in which he is acquitted; or in connection with any application under any statute for relief from liability for any act or omission in which relief is granted to him by the court.

           In addition, no director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, joining in any receipt or other act for conformity, or for any loss or expense happening to Registrant, through the insufficiency or deficiency of title to any property acquired by order of the directors for Registrant or for the insufficiency or deficiency of any security upon which any of the moneys of Registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, willful default, breach of duty or breach of trust.

          Section 172 of the Companies Act prohibits a company from indemnifying its directors or officers against liability which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the company. However, a company is not prohibited from

(a) purchasing and maintaining for any such officer insurance against any such liability except where the liability arises out of conduct involving dishonesty or a willful breach of duty, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application in relation to liability in which relief is granted to him by the court.

           Registrant has entered into indemnification agreements with its officers and directors. These indemnification agreements provide Registrant's officers and directors with indemnification to the maximum extent permitted by the Companies Act. Registrant has also obtained a policy of directors' and officers' liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Companies Act.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.


ITEM 8.    EXHIBITS.

4.1        Memorandum and Articles of Association of the Registrant.
           (Incorporated by reference to Exhibit 3.01 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.)

4.2 Euro Indenture dated as of June 29, 2000 between Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.)

4.3 U.S. Dollar Indenture dated June 29, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.)

4.4 Credit Agreement dated as of April 3, 2000 among Flextronics International USA, Inc., The DII Group, Inc., the lenders named in
           Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet National Bank, as documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. Certain schedules have been omitted (the "Flextronics USA Credit Agreement"). (Incorporated by reference to Exhibit 10.27 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

4.5 Credit Agreement dated April 3, 2000 among the Registrant and its subsidiaries designated under the Credit Agreement as borrowers from time to time, the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet National Bank as documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent (the "Flextronics International Credit Agreement"). (Incorporated by reference to Exhibit 10.26 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

4.6 Amendment, dated June 15, 2000, to the Flextronics USA Credit Agreement. (Incorporated by reference to Exhibit 10.01 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.)

4.7 First Amendment, dated April 3, 2001, to the Flextronics International Credit Agreement. (Incorporated by reference to Exhibit
           4.07 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.)

4.8 Second Amendment, dated April 3, 2001, to the Flextronics USA Credit Agreement. (Incorporated by reference to Exhibit 4.08 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.)

4.9 Registrant's 2001 Equity Incentive Plan, together with Form of Share Option Agreement and Form of Share Option Exercise Agreement.

5.1 Opinion of Allen & Gledhill with respect to the ordinary shares being registered.

23.1       Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2       Consent of Deloitte & Touche LLP, Independent Auditors.

23.3       Consent of Allen & Gledhill (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page of this Registration Statement).


ITEM 9.    UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 19th day of December, 2001.

                                            FLEXTRONICS INTERNATIONAL LTD.

                                            By: /s/ Michael E. Marks
                                               ---------------------------------
                                               Michael E. Marks
                                               Chairman of the Board,
                                               Chief Executive Officer and
                                               Authorized U.S. Representative


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Michael E. Marks and Robert R.B. Dykes and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                          TITLE                               DATE
---------                                          -----                               ----
/s/  Michael E. Marks               Chairman of the Board, and Chief Executive  December 19, 2001
-----------------------------       Officer (principal executive officer)
     Michael E. Marks

/s/  Robert R.B. Dykes              President, Systems Group and Chief          December 19, 2001
-----------------------------       Financial Officer (principal financial
     Robert R.B. Dykes              officer)

/s/  Thomas J. Smach                Vice President, Finance                     December 19, 2001
-----------------------------       (principal accounting officer)
     Thomas J. Smach

                                    Director                                    December 19, 2001
-----------------------------
     Michael J. Moritz

/s/  Richard L. Sharp               Director                                    December 19, 2001
-----------------------------
     Richard L. Sharp

/s/  Patrick Foley                  Director                                    December 19, 2001
-----------------------------
     Patrick Foley

/s/  Chuen Fah Alain Ahkong         Director                                    December 19, 2001
-----------------------------
     Chuen Fah Alain Ahkong

/s/  Goh Thiam Poh Tommie           Director                                    December 19, 2001
-----------------------------
     Goh Thiam Poh Tommie

                                  EXHIBIT INDEX

Exhibit
Number     Document Description

4.1        Memorandum and Articles of Association of the Registrant.
           (Incorporated by reference to Exhibit 3.01 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.)

4.2 Euro Indenture dated as of June 29, 2000 between Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.)

4.3 U.S. Dollar Indenture dated June 29, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.)

4.4 Credit Agreement dated as of April 3, 2000 among Flextronics International USA, Inc., The DII Group, Inc., the lenders named in
           Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet National Bank, as documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. Certain schedules have been omitted (the "Flextronics USA Credit Agreement"). (Incorporated by reference to Exhibit 10.27 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

4.5 Credit Agreement dated April 3, 2000 among the Registrant and its subsidiaries designated under the Credit Agreement as borrowers from time to time, the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet National Bank as documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent (the "Flextronics International Credit Agreement"). (Incorporated by reference to Exhibit 10.26 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

4.6 Amendment, dated June 15, 2000, to the Flextronics USA Credit Agreement. (Incorporated by reference to Exhibit 10.01 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.)

4.7 First Amendment, dated April 3, 2001, to the Flextronics International Credit Agreement. (Incorporated by reference to Exhibit
           4.07 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.)

4.8 Second Amendment, dated April 3, 2001, to the Flextronics USA Credit Agreement. (Incorporated by reference to Exhibit 4.08 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.)

4.9 Registrant's 2001 Equity Incentive Plan, together with Form of Share Option Agreement and Form of Share Option Exercise Agreement.

5.1 Opinion of Allen & Gledhill with respect to the ordinary shares being registered.

23.1       Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2       Consent of Deloitte & Touche LLP, Independent Auditors.

23.3       Consent of Allen & Gledhill (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page of this Registration Statement).